UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 7, 2025
Date of Report
(Date of earliest event reported)
AGCO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12930	58-1960019
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4205 River Green Parkway
Duluth, Georgia 30096
(Address of principal executive offices, including Zip Code)
770 813-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act
Title of Class	Trading Symbol	Name of exchange on which registered
Common stock	AGCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On July 7, 2025, AGCO Corporation (“AGCO” or the “Company”) and Tractors and Farm Equipment Limited (“TAFE”) entered into a fourth amendment (the “Amendment”) to the Amended and Restated Letter Agreement dated as of April 24, 2019, between AGCO and TAFE, as amended by Amendment No. 1, dated as of April 24, 2024, Amendment No. 2, dated as of April 23, 2025, and Amendment No. 3, dated as of June 25, 2025 (the “Existing Agreement”, and together with the Amendment, the “Letter Agreement”). The Amendment extends the expiration date of the Letter Agreement from July 15, 2025 to November 28, 2025 or until funds and shares have been deposited in escrow in connection with the closing of the Buyback Agreement as previously disclosed in the Company’s Form 8-K filed on July 1, 2025, whichever occurs first. The parties are extending the expiration date of the Letter Agreement to accommodate the ultimate effectiveness of the previously disclosed settlement agreements the parties entered into to resolve outstanding issues between the parties.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 4 to the Amended and Restated Letter Agreement, dated as of July 7, 2025, by and between AGCO Corporation and Tractors and Farm Equipment Limited
104	Cover Page Interactive Data File - the cover page from this current report on Form 8-K is formatted in Inline XBRL.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Damon Audia
Damon Audia Senior Vice President and Chief Financial Officer

Dated: July 8, 2025